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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of June 30, 2004 (the "AGREEMENT"), by and among optionsXpress, Inc., a Delaware corporation ("OPTIONSXPRESS" or, with regard to the period upon and after the Effective Time (as hereinafter defined), the "SURVIVING CORPORATION"), optionsXpress Holdings, Inc., a Delaware corporation ("HOLDCO"), which is a direct wholly-owned subsidiary of optionsXpress, and optionsXpress MergerCo, Inc., a Delaware corporation ("MERGERCO"). which is a direct wholly-owned subsidiary of Holdco and an indirect wholly-owned subsidiary of optionsXpress (optionsXpress and MergerCo, collectively, the "CONSTITUENT CORPORATIONS" and each a "CONSTITUENT CORPORATION").

                               W I T N E S S E T H

          WHEREAS, optionsXpress is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL") and is authorized to issue a total of 35,000,000 shares, consisting of: (i) 25,000,000 shares of common stock, par value $.0001 per share ("OPTIONSXPRESS COMMON STOCK"); and (ii) 10,000,000 shares of preferred stock, par value $.0001 per share ("OPTIONSXPRESS PREFERRED STOCK"). As of the close of business on April 30, 2004, there were (i) 7,390,582 shares of optionsXpress Common Stock issued and outstanding, (ii) 372,686 shares of optionsXpress Common Stock reserved for issuance upon exercise of stock options of optionsXpress outstanding or which may be granted pursuant to optionsXpress's stock option plan; and (iii) 2,426,143 shares of optionsXpress Preferred Stock issued and outstanding;

          WHEREAS, MergerCo is a corporation organized and existing under the DGCL and is authorized to issue a total of 1,000 shares, in a single class of common stock, $.0001 par value per share ("MERGERCO COMMON STOCK"), of which, as of the date hereof, 1,000 shares are issued and outstanding;

          WHEREAS, as of the date hereof, Holdco holds of record all of the outstanding shares of MergerCo Common Stock, and no shares of MergerCo Common Stock are issued but not outstanding;

          WHEREAS, Holdco is a corporation organized and existing under the DGCL and is authorized to issue a total of 35,000,000 shares, consisting of (i) 25,000,000 shares of common stock, par value $.0001 per share ("HOLDCO COMMON STOCK"), of which a total of 1,000 shares are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, par value $.0001 per share ("HOLDCO PREFERRED STOCK"), none of which is issued and outstanding;

          WHEREAS, as of the date hereof, optionsXpress holds of record all of the outstanding shares of Holdco Common Stock, and no shares of Holdco Common Stock or Holdco Preferred Stock are issued but not outstanding;

          WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Holdco Common Stock and the Holdco Preferred Stock are the same as those of the optionsXpress Common Stock and optionsXpress Preferred Stock, respectively;

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          WHEREAS, the Certificate of Incorporation and Bylaws of Holdco
immediately after the Effective Time will contain provisions identical to the Restated Certificate of Incorporation and Bylaws of optionsXpress immediately prior to the Effective Time (other than with respect to matters excepted by Section 251(g) of the DGCL);

          WHEREAS, the directors of optionsXpress immediately prior to the Effective Time will be the directors of Holdco as of the Effective Time;

          WHEREAS, Holdco and MergerCo are newly formed corporations organized for the purpose of participating in the transactions contemplated hereby;

          WHEREAS, the respective Boards of Directors of optionsXpress, MergerCo and Holdco have determined that it is advisable and in their respective best interests and in the best interests of their respective stockholders that MergerCo be merged with and into optionsXpress, with optionsXpress continuing as the Surviving Corporation, in accordance with the terms and conditions of this Agreement (the "MERGER"), and accordingly, the Boards of Directors of each of optionsXpress, MergerCo and Holdco have approved and authorized this Agreement and the transactions contemplated hereby, including the Merger; and

          WHEREAS, it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL, and that the Merger and the exchange of shares of capital stock of optionsXpress for shares of capital stock of Holdco shall be a transaction described in Section 35l(a) or Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), and that no gain or loss will be recognized for United States federal income tax purposes by the stockholders of optionsXpress as a result of the Merger;

          NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, covenants, representations, warranties, acknowledgments and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

          1.1 THE MERGER; FILING AND EFFECTIVE TIME. Subject to and in accordance with the terms and conditions of this Agreement and the DGCL, this Agreement and the certificates of the secretaries of optionsXpress and MergerCo attached hereto as EXHIBITS A and B, duly executed, shall be filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") by optionsXpress at or as soon as practicable after the Closing (as defined below). The Merger shall become effective at 11:59 p.m. eastern daylight time on the date this Agreement is so filed with the Delaware Secretary of State (the "EFFECTIVE TIME").

          1.2 CLOSING. Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place as soon as practicable after satisfaction of the latest to occur of the conditions set forth in ARTICLE IV hereof (the "CLOSING DATE"), at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties hereto.

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          1.3  EFFECTS OF THE MERGER. The Merger shall have the effect set forth in Section 259 of the DGCL.

          1.4 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Restated Certificate of Incorporation of optionsXpress, as in effect immediately prior to the Effective Time (the "OPTIONSXPRESS CHARTER"), shall be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CORPORATION CHARTER"), except that the following amendments thereto are to be effected by the Merger upon the Effective Time:

          (a)  The Surviving Corporation Charter shall be amended by deleting
Article 4 thereof in its entirety and inserting in lieu thereof the following:

               "4. The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $.0001 per share (the "COMMON STOCK")"; and

          (b) The Surviving Corporation Charter shall be amended by adding and inserting, immediately following Article 11 thereof, a new Article 12 thereof, to read in its entirety as follows:

               "TWELFTH. Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation the approval of stockholders of the Corporation shall, pursuant to and in accordance with subsection (g) of Section 251 of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of optionsXpress Holdings, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Restated Certificate of Incorporation."

          1.5 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of optionsXpress as in effect immediately prior to the Effective Time (the "OPTIONSXPRESS BYLAWS"), shall be and continue in full force and effect as the bylaws of the Surviving Corporation upon and after the Effective Time, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved).

          1.6  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

          (a) The respective members constituting the whole Board Directors of optionsXpress (the "OPTIONSXPRESS BOARD") immediately prior to the Effective Time shall be and continue as the respective members constituting the whole Board of Directors of the Surviving Corporation upon and after the Effective Time, until such members' respective successors are duly elected and qualified or until such members' earlier death, resignation, disqualification or

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removal and unless and until the number of members of such Board of Directors shall be duly increased or decreased in accordance with the DGCL (which power and right to increase and decrease, at any time and from time to time after the Effective Time, are hereby expressly reserved).

          (b) Each person serving as an officer of optionsXpress immediately prior to the Effective Time shall be and continue as an officer of the Surviving Corporation, holding the same office or offices, upon and after the Effective Time, until such person's successor is chosen and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

          1.7 FURTHER ASSURANCES. At any time and from time to time upon and after the Effective Time, as and when required or deemed desirable by the Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the name and on behalf of any and each Constituent Corporation, such deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of any and each Constituent Corporation, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, confirm of record, or otherwise confirm the Surviving Corporation's (or its successors' or assigns') right, title and interest in and to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each Constituent Corporation held immediately prior to the Effective Time, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation (or its successors or assigns), and each of them, upon and after the Effective Time, are and shall be fully authorized, in the name and on behalf of each Constituent Corporation, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.

                                   ARTICLE II
                           EFFECT OF THE MERGER ON THE
                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

          2.1 EFFECT ON CAPITAL STOCK. Upon and as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the respective shares:

          (a) CONVERSION OF MERGERCO STOCK. Each share of MergerCo Common Stock outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.0001 per share (the "SURVIVING CORPORATION COMMON STOCK"), of the Surviving Corporation, to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time, the capital of the Surviving Corporation in respect of each share of Surviving Corporation Common Stock to be an amount equal to the par value thereof as permitted under the DGCL, and such prior outstanding shares of MergerCo Common Stock shall be canceled and cease to exist.

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               (b)  CONVERSION OF OPTIONSXPRESS STOCK.

                    (i) Each share or fraction thereof of optionsXpress Common Stock outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, validly issued, fully paid and nonassessable share of Holdco Common Stock, and shall cease to represent any rights in any shares of optionsXpress Common Stock, and such prior outstanding shares of optionsXpress Common Stock shall be canceled and cease to exist.

                    (ii) Each share or fraction thereof of optionsXpress
               Preferred Stock outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, validly issued, fully paid and nonassessable share of Holdco Preferred Stock, and shall cease to represent any rights in any shares of optionsXpress Preferred Stock, and such prior outstanding shares of optionsXpress Preferred Stock shall be canceled and cease to exist.

               2.2 STOCK CERTIFICATES. Upon and as of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Holdco, the holders of the respective shares, or any other person:

               (a) HOLDCO. Each holder of a certificate formerly representing shares of optionsXpress Common Stock shall be required to surrender such certificate to optionsXpress, along with a properly completed transmittal letter, in order to receive a certificate or certificates of Holdco representing the number of shares of Holdco common stock into which the shares of optionsXpress Common Stock previously represented by such optionsXpress certificate have been converted pursuant to this Agreement. A letter of transmittal will be mailed by optionsXpress to each former stockholder of optionsXpress after the Effective Time. Until surrendered and exchanged in accordance with this SECTION 2.2 or in the ordinary course, each certificate representing optionsXpress Common Stock and optionsXpress Preferred Stock shall be deemed and treated for all corporate purposes at any time after the Effective Time to evidence the ownership of the number of shares of Holdco into which such shares of optionsXpress were converted pursuant to SECTION 2.1(b) hereof.

               (b) MERGERCO. Holdco, as the holder of the certificate (the "MERGERCO COMMON STOCK CERTIFICATE") that immediately prior to the Effective Time evidenced the outstanding shares of MergerCo Common Stock, may, at Holdco's option, surrender the same to the Surviving Corporation for cancellation, and Holdco shall be entitled to receive from the Surviving Corporation in exchange therefor a certificate representing and evidencing the shares of Surviving Corporation Common Stock into which Holdco's outstanding shares of MergerCo Common Stock shall have been converted; until surrendered, the MergerCo Common Stock Certificate shall represent and evidence the shares of Surviving Corporation Common Stock into which the outstanding share of the MergerCo Common Stock theretofore represented and evidenced thereby shall have been converted pursuant to SECTION 2.1(a) hereof.

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                                   ARTICLE III
                             ADDITIONAL AGREEMENTS

          3.1 NO OPTIONSXPRESS STOCKHOLDER MEETING; MERGERCO STOCKHOLDER WRITTEN CONSENT. The parties understand and acknowledge that it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL and that no vote of optionsXpress's stockholders adopting, approving or authorizing this Agreement and the transactions contemplated hereby, including the Merger, will be required under the DGCL. Holdco, in its capacity as the sole stockholder of MergerCo, as promptly as practicable on or after the date hereof, shall execute and deliver to MergerCo a written consent in lieu of a stockholder meeting adopting, approving and authorizing this Agreement and the transactions contemplated hereby, including the Merger, in accordance with Section 228 of the DGCL.

          3.2 COMPLIANCE WITH SECTION 251(g) OF THE DGCL. Holdco shall take any and all actions required so that the requirements of Section 251(g) of the DGCL are fully satisfied in connection with the Merger.

          3.3 EMPLOYEE AND DIRECTOR OPTIONSXPRESS STOCK OPTIONS. Upon and as of the Effective Time, to the fullest extent permitted by applicable law, Holdco shall assume all of optionsXpress's obligations, and optionsXpress shall have no further obligations, with respect to any then-outstanding right or option (each, an "OPTIONSXPRESS OPTION") to acquire shares of optionsXpress Common Stock issued under any employee or non-employee director stock purchase or option plan, agreement or similar arrangement of optionsXpress and the due exercise of rights under any such optionsXpress Option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding optionsXpress Option, a number of shares of Holdco Common Stock identical to the class and number of shares of optionsXpress Common Stock that were subject to such corresponding optionsXpress option (a "HOLDCO OPTION"). Holdco and optionsXpress agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and optionsXpress shall use its best efforts to obtain, if required, prior to the Closing Date, such consent of each holder of an optionsXpress Option as shall be necessary to effectuate the foregoing. Holdco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Holdco Options appropriate notice of such holders' rights thereunder. Immediately prior to the Effective Time, Holdco shall adopt and assume the optionsXpress, Inc. 2001 Equity Incentive Plan (the "OPTION PLAN"), and, following the Effective Time, Holdco may make awards under the Option Plan as provided therein. Immediately prior to the Effective Time, optionsXpress, in its capacity as sole shareholder of Holdco, shall approve Holdco's adoption of the Option Plan.

          3.4 OUTSTANDING HOLDCO COMMON STOCK. Upon and as of the Effective Time, optionsXpress shall surrender to Holdco for no consideration the certificate representing the outstanding shares of Holdco Common Stock, and such outstanding shares of Holdco Common Stock shall be retired as permitted under the DGCL and resume the status of authorized and unissued shares of Holdco Common Stock.

          3.5 OTHER AGREEMENTS. At the Effective Time, Holdco shall assume any obligation of optionsXpress to deliver or make available shares of optionsXpress Common Stock

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 or optionsXpress Preferred Stock under any instrument, agreement or employee benefit plan not referred to in this Section 3 to which optionsXpress or any of its subsidiaries is a party. Any reference to optionsXpress Common Stock or optionsXpress Preferred Stock under any such instrument, agreement or employee benefit plan shall be deemed to be a reference to Holdco Common Stock or Holdco Preferred Stock, as the case may be, and one share of Holdco Common Stock or Holdco Preferred Stock shall be issuable in lieu of each share of optionsXpress Common Stock or optionsXpress Preferred Stock, as the case may be, required to be issued by any such instrument, agreement or employee benefit plan, subject to adjustment as provided in any such instrument, agreement or employee benefit plan.

          3.6 FILINGS. At the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State. At the Effective Time, to the extent necessary to effectuate the amendments to the Surviving Corporation Charter contemplated by this Agreement, the Surviving Corporation shall cause to be filed with the Delaware Secretary of State such certificates and documents required to give effect thereto.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

          4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved by the written consent of the holder of the outstanding MergerCo Shares.

          (b) ILLEGALITY. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any foreign, United States, state or local governmental entity or municipality or subdivision thereof or court, tribunal, commission, board, bureau, agency or legislative, executive, governmental or regulatory or self-regulatory authority or agency (a "GOVERNMENTAL ENTITY") of competent jurisdiction or other legal restraint or prohibition shall be in effect which prohibits or makes illegal the consummation of the Merger or the other transactions contemplated hereby.

          (c) STATUTES. No statute, rule or regulation shall have been enacted by any Governmental Entity that would make the consummation of the Merger illegal.

          4.2 CONDITIONS TO THE OBLIGATIONS OF OPTIONSXPRESS AND MERGERCO TO EFFECT THE MERGER. The obligations of optionsXpress and MergerCo to effect the Merger shall be subject to the satisfaction of the condition that immediately prior to the Effective Time, Holdco shall have fully performed its obligations under ARTICLE III hereof.

                                    ARTICLE V
                           TERMINATION AND AMENDMENT

          5.1 AMENDMENT. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified by the mutual consent of the Board of Directors of the

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parties hereto; provided, however, that any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

          5.2 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time by action of either the Board of Directors of optionsXpress, the Board of Directors of Holdco or the Board of Directors of MergerCo, if such Board of Directors shall determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and none of optionsXpress, Holdco or MergerCo nor their respective stockholders, directors, officers or agents shall have any liability with respect to such termination and abandonment.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

          6.1 ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the parties regarding the subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties or of any of them regarding such subject matter.

          6.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          6.3 HEADINGS. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

          6.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature page) which together shall constitute a single agreement.

          6.5 CERTIFICATES OF SECRETARIES. The certificates of the secretaries of optionsXpress and MergerCo to be attached hereto are hereby incorporated by reference and shall be deemed on and part of this Agreement.

                                     * * * *

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          IN WITNESS WHEREOF, optionsXpress, Holdco and MergerCo, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                             OPTIONSXPRESS, INC.


                                             By:   /s/ David Kalt
                                                   ---------------------------
                                                   Name:  David Kalt
                                                   Title: PRESIDENT


                                             OPTIONSXPRESS HOLDINGS, INC.


                                             By:   /s/ David Kalt
                                                   ---------------------------
                                                   Name:  David Kalt
                                                   Title: PRESIDENT


                                             OPTIONSXPRESS MERGERCO, INC.


                                             By:   /s/ David Kalt
                                                   ---------------------------
                                                   Name:  David Kalt
                                                   Title: PRESIDENT

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               CERTIFICATE OF THE SECRETARY OF OPTIONSXPRESS, INC.

          The undersigned, Secretary of optionsXpress, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the Agreement and Plan of Merger (the "AGREEMENT") to which this Certificate is attached has been executed on behalf of the Corporation by the President of the Corporation. The Agreement has been adopted by the Board of Directors of the Corporation pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of such subsection have been satisfied.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of June, 2004.


                                             /s/ Thomas E. Stern
                                             -----------------------------------
                                             Name:   Thomas E. Stern
                                             Title:  Secretary

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          CERTIFICATE OF THE SECRETARY OF OPTIONSXPRESS MERGERCO, INC.

          The undersigned, Secretary of optionsXpress MergerCo, Inc., a Delaware corporation (the "CORPORATION"), hereby certifies that the Agreement and Plan of Merger (the "AGREEMENT") to which this Certificate is attached has been executed on behalf of the Corporation by the President of the Corporation. The Agreement was duly adopted by the Board of Directors of the Corporation in accordance with
Section 251 of the Delaware Corporation Law and by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of June, 2004.


                                             /s/ Thomas E. Stern
                                             -----------------------------------
                                             Name:   Thomas E. Stern
                                             Title:  Secretary

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                                                                       Exhibit C

          CERTIFICATE OF THE SECRETARY OF OPTIONSXPRESS HOLDINGS, INC.

          The undersigned, Secretary of optionsXpress Holdings, Inc., a Delaware corporation (the "CORPORATION"), hereby certifies that the Agreement and Plan of Merger (the "AGREEMENT";) to which this Certificate is attached has been executed on behalf of the Corporation by the President of the Corporation. The Agreement was duly adopted by the Board of Directors of the Corporation in accordance with Section 251 of the Delaware Corporation Law and by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 30th day of June, 2004.


                                             /s/ THOMAS E. STERN
                                             -----------------------------------
                                             Name:   Thomas E. Stern
                                             Title:  Secretary